Exhibit 99.1

U.S. Well Services Enters Long-Term Agreement to Provide Electric Frac Services With Huntley & Huntley Energy Exploration

Houston, TX – October 26, 2018 – U.S. Well Services, LLC (“USWS”), a provider of hydraulic fracturing services and a market leader in natural gas powered electric fracture stimulation, today announced that it has executed an agreement to provide electric fracture stimulation services with Huntley & Huntley Energy Exploration, LLC (HHEX), a developer of natural gas resources in the core of the Marcellus Shale Formation in southwestern Pennsylvania. USWS expects to begin operations for HHEX during the second quarter of 2019.

Under the terms of the contract, USWS will provide HHEX with dedicated hydraulic fracturing services using its patented electric frac technology. HHEX is one of two Exploration & Production customers that USWS has agreed to provide electric frac services for under recently awarded contracts, as previously announced on October 1, 2018. USWS continues to advance commercial contracts with numerous additional customers for additional electric frac fleets.

Joel Broussard, Chief Executive Officer of USWS, commented “We are excited to enter into this agreement with HHEX, a company that has developed a strong reputation as an innovative, safe and environmentally conscious operator. The agreement is another strong validation of our proven and patented, 100% electric-powered frac technology that dramatically reduces noise while also reducing emissions and providing significant fuel savings. We look forward to working closely with the HHEX team to support even more efficient and sustainable operations and production.”

“We believe it is our duty and responsibility to continually evaluate technologies that can reduce our environmental footprint, increase operational efficiency and lessen any short-term inconvenience for the communities in which we live and work,” commented M. Chris Doyle, HHEX President and CEO. “We anticipate a significant reduction in emissions and noise with US Well Services’ proprietary electric frac fleet, and we look forward to deploying this leading technology on our sites in 2019.”

As previously announced, USWS entered into a merger and contribution agreement, dated July 13, 2018, with Matlin & Partners Acquisition Corporation (NASDAQ: MPAC, MPACU, MPACW) (“MPAC”), a publicly traded special purpose acquisition company, whereby USWS will combine with MPAC to become a publicly listed company. Upon the completion of the business combination, which is expected to close in the fourth quarter of 2018, MPAC will be renamed U.S. Well Services, Inc. and is expected to trade on the Nasdaq Capital Market under the ticker symbol USWS. For more information, please visit http://uswellservices.com/2018/07/business-combination-announcement/.

About USWS:

US Well Services, LLC’s Clean Fleet ® technology provides one of the first fully electric, fully mobile well stimulation system powered by natural gas fueled by locally supplied field gas or alternative natural gas sources. USWS’ patented Clean Fleet technology dramatically decreases sound pollution, which is vital in this day and age as well as generates exceptional operational cost savings. For more information visit: www.uswellservices.com

Huntley & Huntley Energy Exploration:

Huntley & Huntley Energy Exploration, LLC (“HHEX”) is a privately-held energy company that specializes in upstream and midstream development of natural gas resources in the Appalachian Basin. HHEX has a significant asset position in southwestern Pennsylvania, having assembled over 100,000 largely contiguous and operated acres within the core Marcellus, Utica, and Upper Devonian fairways. HHEX seeks to responsibly develop natural gas resources, while serving as stewards of the communities where it operates. Additional information on the company can be found at http://www.huntleyenergy.com.

Additional Information About The Business Combination And Where To Find It

MPAC has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with the proposed business combination and other matters and mailed a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. MPAC's stockholders and other interested persons are advised to read the definitive proxy statement and any amendments thereto in connection with MPAC's solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about MPAC, USWS and the proposed business combination. MPAC’s stockholders may also obtain a copy of the preliminary or definitive proxy statement as well as other documents filed with the SEC by MPAC, without charge, at the SEC's website located at www.sec.gov or by directing a request to 520 Madison Avenue, 35th Floor, New York, NY Attention: General Counsel, or by telephone at (212) 651-9500.

Participants in the Solicitation

MPAC and its directors and executive officers, USWS and its directors and executive officers, and other persons may be deemed to be participants in the solicitations of proxies from MPAC's stockholders in respect of the proposed business combination. Information regarding MPAC's and USWS’ directors’ and executive officers’ participation in the proxy solicitation and a description of their direct and indirect interests are contained in the definitive proxy statement related to the proposed business combination, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements contained in this press release, which reflect the current views of USWS with respect to future events, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. These forward-looking statements include, but are not limited to, statements with respect to the completion of the transactions contemplated by the merger and contribution agreement between USWS and MPAC and the future operating and financial performance, business plans and prospects of the combined company as well as the agreement with HHEX. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing MPAC's or USWS’ views as of any subsequent date, and neither MPAC nor USWS undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. There can be no assurance that future developments affecting us will be those that we have anticipated. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond USWS’ or MPAC’s control) or other assumptions that may cause actual events to be materially different from those expressed or implied by these forward-looking statements. Other risks and uncertainties are discussed in the definitive proxy statement filed by MPAC in connection with the proposed business combination, including those under "Risk Factors" therein, and in MPAC's prior and future filings with the SEC, available at www.sec.gov.

No Offer or Solicitation

This news release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No portion of MPAC's or USWS’ websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Contacts

Meaghan Repko / Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449